SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2001

OPTIMARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30527 (Commission File Number)	22-3730995 (I.R.S. Employer Identification No.)

10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 536-7000

N/A
(Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

                     On December 31, 2001, in connection with the formation and capitalization of OTSH, Inc., a Delaware corporation (“OTSH”), OptiMark, Inc., a Delaware corporation (“Optimark”) and wholly-owned subsidiary of OptiMark Holdings, Inc. (“Holdings”), transferred certain assets and cash to OTSH. In addition, SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP (collectively, “SOFTBANK”) collectively transferred cash to OTSH in exchange for capital stock. Upon completion of the transaction, OTSH’s aggregate assets consist of certain intellectual property and $750,000 in cash.

                     On December 28, a committee of independent directors of the Board of Directors of Holdings (the “Independent Committee”) recommended that the Board of Directors enter into the OTSH transaction and on December 31, 2001 the Board approved the same. The details of the transaction are more fully described below.

                     Formation of OTSH

                     OTSH was incorporated in Delaware on December 28, 2001. OTSH has authorized capital stock of 1,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 2,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

                     The Preferred Stock has a cumulative preferred dividend at an annual rate of $500 per share, payable when and if declared by the Board of Directors of OTSH. The liquidation preference of the Preferred Stock is equal to $10,000 per share plus the aggregate amount of accrued and unpaid dividends or distributions. The Preferred Stock is also subject to a mandatory redemption, at a price equal to the liquidation preference amount, in four equal quarterly installments on December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017. The Preferred Stock is non-voting.

                     Investment Structure

                     Optimark received 200 shares of Common Stock in exchange for a cash payment of $500,000 and 2,000 shares of Preferred Stock in exchange for the transfer to OTSH of certain intangible assets consisting of software, a patent application and other assets relating to a securities trading technology which is under development (the “Assets”). The stated value of the Preferred Stock was the result of the Company’s evaluation of the Assets based, in part, upon preliminary discussions with independent parties regarding the value of the Assets.

                     SOFTBANK received 100 shares of Common Stock (the “SOFTBANK Shares”) for $250,000 cash. Simultaneously SOFTBANK’s remaining obligation to purchase additional shares of Series E Preferred Stock from Holdings pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of June 29, 2001 (as amended on August 16, 2001 and November 16, 2001), by and among Holdings and SOFTBANK was reduced by $250,000.

                     Put and Call Rights of SOFTBANK and Holdings

                     SOFTBANK and Holdings agreed to certain put and call rights applicable to the SOFTBANK Shares as follows.

                     A.      First Call Right of Holdings on SOFTBANK Shares

                     The Independent Committee has the right commencing October 1, 2002 and exercisable until September 30, 2003, to recommend to the Board of Directors that Holdings purchase all, but not less than all, of the SOFTBANK Shares for $125,000 in cash and 16,667 shares of Series E Preferred Stock of Holdings. If the Board of Directors accepts such recommendation, SOFTBANK would be obligated to sell the SOFTBANK shares for that consideration.

                     B.      Liquidity Event Discretionary Call of Holdings on SOFTBANK Shares

                     Upon the occurrence of a Liquidity Event (defined below) on or before September 30, 2003, the SOFTBANK Shares will be purchased by Holdings for $125,000 in cash and 16,667 shares of Series E Preferred Stock of Holdings. A “Liquidity Event” means any of the following: (i) OTSH’s sale, conveyance or other disposition of all or substantially all of its assets; (ii) the acquisition of OTSH by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of OTSH for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of OTSH immediately prior to the consummation of such transaction hold at least 50% of the voting power of the surviving corporation as a result of such transaction; (iii) the consummation by OTSH of a transaction or series of related transactions, including the issuance or sale of voting securities, if the stockholders of OTSH immediately prior to such transaction (or, in the case of a series of transactions, the first of such transactions) hold less than 50% of the voting power of OTSH immediately after the consummation of such transaction (or, in the case of a series of transactions, the last of such transactions); or (iv) any initial underwritten public offering of OTSH’s common stock. Notwithstanding the foregoing, Holdings will not exercise this call option in the event that the Independent Committee recommends that Holdings not purchase the SOFTBANK Shares.

                     C.      Mandatory Call of Holdings on SOFTBANK Shares

                     In the event that: (i) the rights set forth in (A) and (B) above have not been exercised on or before September 30, 2003, (ii) the Independent Committee no longer exists and (iii) no independent directors serve on the Holdings Board of Directors and, after reasonable good faith efforts by the remaining members of the Holdings Board of Directors, no independent persons qualified to serve on the Holdings Board of Directors have been found or, if found, are not willing to serve on the Holdings Board of Directors, then the Holdings Board of Directors will engage an independent investment banking, accounting or third party valuation firm to evaluate whether or not it is in the best interests of Holdings that it purchase the SOFTBANK Shares. If such third party determines it is in the best interests of Holdings to purchase the SOFTBANK Shares, Holdings will be obligated to purchase such shares on or before December 31, 2003 for $125,000 in cash and 16,667 shares of Series E Preferred Stock of Holdings.

                     D.      First Put Right to Holdings of SOFTBANK Shares

                     SOFTBANK has the right, commencing on October 1, 2002 and continuing until September 30, 2003, to put all, but not less than all, of the SOFTBANK Shares to Holdings in exchange for 16,667 shares of Series E Preferred Stock of Holdings.

                     E.      Second Put Right to Holdings of SOFTBANK Shares

                     In the event that no put of, or call on, the SOFTBANK Shares has been exercised by October 31, 2003, then commencing on November 1, 2003 and continuing until November 30, 2003, SOFTBANK has the right to require Holdings to purchase all, but not less than all, of the SOFTBANK Shares for 16,667 shares of Series E Preferred Stock of Holdings.

Item 7.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

2.1	Subscription Agreement dated December 31, 2001 between SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP and OTSH, Inc.

2.2	Subscription Agreement dated December 31, 2001 between OptiMark, Inc. and OTSH, Inc.

2.3	Investors’ Rights Agreement dated December 31, 2001 between OTSH, Inc., OptiMark Holdings, Inc., OptiMark, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.

2.4	Novation to Series E Preferred Stock Purchase Agreement dated as of June 29, 2001 (as amended on August 16, 2001 and November 16, 2001), dated December 31, 2001, between OptiMark Holdings, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMARK HOLDINGS, INC.

By:	/s/ Neil G. Cohen
Neil G. Cohen Secretary

Date: January 15, 2002

Exhibit Index

Exhibit No.	Description

2.1	Subscription Agreement dated December 31, 2001 between SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP and OTSH, Inc.

2.2	Subscription Agreement dated December 31, 2001 between OptiMark, Inc. and OTSH, Inc.

2.3	Investors’ Rights Agreement dated December 31, 2001 between OTSH, Inc., OptiMark Holdings, Inc., OptiMark, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.

2.4	Novation to Series E Preferred Stock Purchase Agreement dated as of June 29, 2001 (as amended on August 16, 2001 and November 16, 2001), dated December 31, 2001, between OptiMark Holdings, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.